As filed with the Securities and Exchange Commission on May 8, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lionsgate Studios Corp.

(Exact name of Registrant as specified in its charter)

British Columbia, Canada	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

250 Howe Street, 20th Floor

Vancouver, British Columbia V6C 3R8

and

2700 Colorado Avenue

Santa Monica, California 90404

(Address, including zip code, of Principal Executive Offices)

Lionsgate Studios Corp. 2025 Performance Incentive Plan

(Full title of the plan)

Adrian Kuzycz

Executive Vice President and Associate General Counsel

Lionsgate Studios Corp.

2700 Colorado Avenue

Santa Monica, California 90404

(877) 848-3866

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering 58,000,000 common shares, without par value, of Lionsgate Studios Corp. (the “Company” or the “Registrant”) issuable pursuant to the Lionsgate Studios Corp. 2025 Performance Incentive Plan (the “Plan”). The Plan was adopted in connection with the separation of the businesses of the Company, which encompasses the motion picture and television studio operations, from the other businesses of Starz Entertainment Corp. (f/k/a Lions Gate Entertainment Corp. or “LGEC”), including the STARZ-branded premium subscription platforms, and became effective on May 6, 2025. At all times prior to the completion of the Transactions, Starz is hereinafter referred to as LGEC.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the introductory note of Part I of Form S-8. The documents containing the information specified in Part I have been or will be delivered to the participants in the Plan as required by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant and Lionsgate Studios Holding Corp. (formerly known as Lionsgate Studios Corp.) (“Legacy LG Studios”) with the U.S. Securities and Exchange Commission (the “SEC”), are incorporated herein by reference (other than information furnished but not filed, including in Current Reports under Item 2.02 or Item 7.01 of Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items):

1.	The Registrant’s Current Reports on Form 8-K, filed with the SEC on May 7, 2025 and May 7, 2025;

2.

Legacy LG Studios’ Quarterly Reports on Form 10-Q for the quarters ended December  31, 2024, September  30, 2024 and June 30, 2024, filed with the SEC on February 10, 2025, November 12, 2024 and August 8, 2024, respectively;

3.

Legacy LG Studios’ Current Reports on Form 8-K filed with the SEC on May  7, 2025, April  24, 2025, April  17, 2025, April  10, 2025, April  4, 2025, March  10, 2025, February  6, 2025, December  16, 2024, November  7, 2024, October  15, 2024, August  14, 2024, August  8, 2024, July  29, 2024, June  7, 2024, May  24, 2024, and May  14, 2024, as amended on May  30, 2024 and October 15, 2024;

4.

The Registrant’s effective Registration Statement on Form S-4 (File No.  333-282630-02) initially filed with the SEC on October 15, 2024, as amended by Amendment No. 1 as filed with the SEC on November 27, 2024, as amended by Amendment No.  2 as filed with the SEC on December 31, 2024, as amended by Amendment No.  3 as filed with the SEC on January  27, 2025, as amended by Amendment No. 4 as filed with the SEC on February 24, 2025, as amended by Amendment No. 5 as filed with the SEC on March 13, 2025 (as so amended, the “Form S-4”);

5.

The Registrant’s combined financial statements and the combined financial statements of Entertainment One Film and Television Business, included in the Registrant’s Form S-4; the consolidated financial statements of LGEC, the Registrant’s accounting predecessor, incorporated by reference to LGEC’s Annual Report on Form 10-K for the year ended March  31, 2024; and the interim consolidated financial statements of LGEC, incorporated by reference to LGEC’s Quarterly Reports on Form 10-Q for the quarters ended December 31, 2024, September 30, 2024, and June 30, 2024, filed with the SEC on February 10, 2025, November 12, 2024, and August 8, 2024, respectively; and

6.

The description of the Registrant’s common stock included in the section titled “Description of New Lionsgate Capital Stock” in the Registrant’s Form S-4, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement (other than information furnished but not filed, including in Current Reports under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items), and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein or in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Under the Business Corporations Act (British Columbia) (the “BCBCA”), the Company may indemnify a present or former director or officer of the Company or a person who acts or acted at the Company’s request as a director or officer of another corporation, or for an affiliate, of the Company, and his heirs and personal or other legal representatives, against all costs, charges and expenses, including legal and other fees, and amounts paid to settle an action or satisfy a judgment, actually and reasonably incurred by him including an amount paid to settle an action or satisfy a judgment in respect of any legal proceeding or investigative action, whether current, threatened, pending or completed, to which he is made a party by reason of his position with the Company or such other corporation and provided that the director or officer acted honestly and in good faith with a view to the best interests of the Company or such other corporation, and, in the case of a proceeding other than a civil proceeding, had reasonable grounds for believing that his conduct in respect of which the proceeding was brought was lawful. Other forms of indemnification may be made only with court approval.

In accordance with the Articles of the Company, subject to the BCBCA, the Company must indemnify a director, officer, former director and former officer of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. In addition, subject to the BCBCA, the Company may indemnify any other person. The Company’s Articles permit the Company, subject to the limitations contained in the BCBCA, to purchase and maintain insurance on behalf of any person (or his or her heirs or legal personal representatives) who: (a) is or was a director, officer, employee or agent of the Company; (b) is or was a director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company; (c) at the request of the Company, is or was a director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; or (d) at the request of the Company, holds or held a position equivalent to that of a director or officer of a partnership, trust, joint venture or other unincorporated entity, against any liability incurred by him or her as such director, officer, employee or agent or person who holds or held such equivalent position. The Company maintains directors and officers liability insurance and corporate reimbursement insurance.

The foregoing summaries are necessarily subject to the complete text of the BCBCA, the Company’s Articles, and the arrangements referred to above are qualified in their entirety by reference thereto.

A directors’ and officers’ insurance policy insures each of the Company’s directors and officers against liabilities incurred in their capacity as such for which they are not otherwise indemnified, subject to certain exclusions. This is in addition to the insurance coverage that the Company maintains in the event it is required to indemnify a director or officer for indemnifiable claims.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Exhibit Description

4.1	Articles of Lionsgate Studios Corp. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 7, 2025).

4.2	Lionsgate Studios Corp. 2025 Performance Incentive Plan (filed as Exhibit 10.19 to the Registrant’s Current Report on Form 8-K filed on May 7, 2025 and incorporated herein by this reference.)

5.1*	Opinion of Dentons Canada LLP.

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm for Lions Gate Entertainment Corp.

23.2*	Consent of Ernst & Young LLP, independent registered public accounting firm for Lionsgate Studios Corp.

23.3*	Consent of Dentons Canada LLP (included in Exhibit 5.1 to this Registration Statement).*

23.4*	Consent of KPMG LLP.

24.1*	Power of Attorney (included as part of the signature pages of this Registration Statement).

107*	Filing Fee Table.

*	Filed herewith

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on May 8, 2025.

LIONSGATE STUDIOS CORP.

By:	/s/ James W. Barge
Name:	James W. Barge
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of [Jon Feltheimer, Bruce Tobey and Adrian Kuzycz], acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the SEC any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated and on May 8, 2025.

Signature	Title	Date

/s/ James W. Barge	Chief Financial Officer (Principal Financial and Principal Accounting Officer)	May 8, 2025
James W. Barge

/s/ Gordon Crawford	Director	May 8, 2025
Gordon Crawford

/s/ Jon Feltheimer	Chief Executive Officer (Principal Executive Officer) and Director	May 8, 2025
Jon Feltheimer

/s/ Emily Fine	Director	May 8, 2025
Emily Fine

/s/ Michael T. Fries	Director	May 8, 2025
Michael T. Fries

/s/ John D. Harkey, Jr.	Director	May 8, 2025
John D. Harkey, Jr.

/s/ Susan McCaw	Director	May 8, 2025
Susan McCaw

/s/ Yvette Ostolaza	Director	May 8, 2025
Yvette Ostolaza

/s/ Mark H. Rachesky, M.D.	Director	May 8, 2025
Mark H. Rachesky, M.D.

/s/ Richard Rosenblatt	Director	May 8, 2025
Richard Rosenblatt

/s/ Harry E. Sloan	Director	May 8, 2025
Harry E. Sloan